Exhibit 10.1

EXECUTION COPY

FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT (this “Agreement”) dated as of December 16, 2012, is made by and among EDISON MISSION ENERGY (“EME”) and MIDWEST GENERATION, LLC (“MWG” and, together with EME, the “Debtors”); NESBITT ASSET RECOVERY SERIES J-1 (f/k/a JOLIET TRUST I), as an Owner Lessor, JOLIET TRUST II, as an Owner Lessor, NESBITT ASSET RECOVERY SERIES P-1 (f/k/a POWERTON TRUST I), as an Owner Lessor, POWERTON TRUST II, as an Owner Lessor, NESBITT ASSET RECOVERY LLC, SERIES J-1 (as successor to JOLIET GENERATION I, LLC), as an Owner Participant, JOLIET GENERATION II, LLC, as an Owner Participant, NESBITT ASSET RECOVERY LLC, SERIES P-1 (as successor to POWERTON GENERATION I, LLC), as an Owner Participant, POWERTON GENERATION II, LLC, as an Owner Participant, ASSOCIATES CAPITAL INVESTMENTS, L.L.C., as an Equity Investor and NESBITT ASSET RECOVERY LLC, as an Equity Investor (collectively, the “Owner Lessor Parties”); and the holders of those certain 8.56% Series B Pass Through Trust Certificates, issued in the aggregate principal amount of $813,500,000 pursuant to that certain Pass Through Trust Agreement B dated as of August 17, 2000, by and between MWG and United States Trust Company of New York, as Pass Through Trustee (the “Pass Through Trust Agreement B”), that are signatories hereto (collectively, the “Signing Lease Debt Holders” and, together with the Debtors and the Owner Lessor Parties, the “Parties”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in Appendix A to the relevant Participation Agreement (defined below).

W I T N E S S E T H:

WHEREAS, pursuant to those certain (a) Participation Agreement dated August 17, 2000, among MWG, Powerton Trust I, Powerton Generation I, LLC, EME, and certain other parties; (b) Participation Agreement dated August 17, 2000, among MWG, Powerton Trust II, Powerton Generation II, LLC, EME, and certain other parties; (c) Participation Agreement dated August 17, 2000, among MWG, Joliet Trust I, Joliet Generation I, LLC, EME, and certain other parties; and (d) Participation Agreement dated August 17, 2000, among MWG, Joliet Trust II, Joliet Generation II, LLC, EME, and certain other parties (collectively, the “Participation Agreements”), the parties to the Participation Agreements entered into certain Operative Documents to effectuate a sale-leaseback of the Facilities; and

WHEREAS, pursuant to the Operative Documents, the Owner Lessors purchased the Facilities and leased the Facility Sites from MWG in exchange for payment of the Purchase Prices; and

WHEREAS, the Owner Lessors lease the Facilities and Facility Sites to MWG pursuant to, among other Operative Documents, the Facility Leases and Facility Site Subleases; and

WHEREAS, in order to provide the Purchase Prices payable by the Owner Lessors to MWG, (a) the Owner Participants made certain investments in the Owner Lessors, and (b) the Owner Lessors issued the Lessor Notes to the Pass Through Trusts; and

WHEREAS, the Pass Through Trusts issued the Certificates representing fractional undivided interests in the Pass Through Trusts. As of the date of this Agreement, only the Certificates issued pursuant to the Pass Through Trust Agreement B remain outstanding; and

WHEREAS, the Parties anticipate that on or about December 17, 2012, the Debtors will commence bankruptcy cases (the “Debtors’ Cases”) by filing voluntary petitions under chapter 11 of the bankruptcy code of the United States (the “Bankruptcy Code”) with the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (the “Bankruptcy Court”); and

WHEREAS, as a consequence of the commencement of the Debtors’ Cases, holders of a majority of the outstanding Lease Debt may instruct, subject to the provisions and restrictions in the Operative Documents, the Pass Through Trustee to instruct the Lease Indenture Trustees to exercise remedies under the Lease Indentures including, but not limited to, declaring the Lessor Notes to be due and payable, whereupon the unpaid principal of all Lessor Notes then outstanding, together with accrued but unpaid interest thereon and other amounts due thereunder or with respect thereto, would immediately become due and payable without presentment, demand, protest or notice; and

WHEREAS, as of the date of this Agreement, the Signing Lease Debt Holders hold not less than a majority of the outstanding Lease Debt; and

WHEREAS, the Signing Lease Debt Holders are willing to forbear from exercising (and from instructing the Pass Through Trustee and Lease Indenture Trustees to exercise), directly or indirectly, certain remedies against the Owner Lessors under the Lease Indentures during the Forbearance Period (as defined below), solely on the terms of, and subject to the conditions stated in, this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.                                                                                      Forbearance.

From the Effective Date (defined below) and for so long as this Agreement has not terminated or been terminated in accordance with its terms (the “Forbearance Period”):

(a)                                 each Signing Lease Debt Holder, solely in its capacity as Lease Debt holder and not in any other capacity, agrees to forbear from exercising, directly or indirectly, and from directing the Pass Through Trustee (and directing, directly or indirectly, any Lease Indenture Trustee) to exercise, any rights or remedies against any Debtor or any Owner Lessor Party on account of (i) the commencement or continuation of the Debtors’ Cases, (ii) any default in the payment of principal or interest or any other amounts owing on any Lessor Note, (iii) any default in the payment of Rent or any other amounts owing under any Facility Lease or Facility Site Sublease, (iv) any default in the payment of amounts owing under the Operative Documents (except to the extent such payment is expressly required pursuant to this Agreement), including without limitation under any EME Guarantee, Reimbursement Agreement, EME OP Guarantee or Tax

Indemnity Agreement, (v) non-payment or acceleration of any Indebtedness of the Debtors and their subsidiaries (whether or not resulting from the Debtors’ Cases or items (i) through (iv) above), and any cross-default or cross-acceleration events resulting therefrom (including any intercompany cross-defaults), (vi) any failure of the Debtors or their subsidiaries to comply with any financial covenants (including any cross-default or cross-acceleration events resulting therefrom) and (vii) any other Lease Event of Default or Lease Indenture Event of Default related to the commencement of the Debtors’ Cases (including any cross-default or cross-acceleration provision with respect to the Facility Lessee or the Guarantor);

(b)                                 each Owner Lessor Party agrees to forbear from exercising, directly or indirectly, any rights or remedies against any Debtor or any Lease Indenture Trustee, Pass Through Trustee or Lease Debt holder on account of (i) the commencement or continuation of the Debtors’ Cases, (ii) any default in the payment of principal or interest or any other amounts owing on any Lessor Note, (iii) any default in the payment of Rent or any other amounts owing under any Facility Lease or Facility Site Sublease, (iv) any default in the payment of amounts owing under the Operative Documents (except to the extent such payment is expressly required pursuant to this Agreement), including without limitation under any EME Guarantee, Reimbursement Agreement, EME OP Guarantee or Tax Indemnity Agreement, (v) non-payment or acceleration of any Indebtedness of the Debtors and their subsidiaries (whether or not resulting from the Debtors’ Cases or items (i) through (iv) above), and any cross-default or cross-acceleration events resulting therefrom (including any intercompany cross-defaults), (vi) any failure of the Debtors or their subsidiaries to comply with any financial covenants (including any cross-default or cross-acceleration events resulting therefrom) and (vii) any other Lease Event of Default or Lease Indenture Event of Default related to the commencement of the Debtors’ Cases (including any cross-default or cross-acceleration provision with respect to the Facility Lessee or the Guarantor); provided, however, that nothing herein shall be deemed to affect any rights of the Owner Lessor Parties under Sections 2.10 or 2.12 of the Lease Indentures to purchase or assume the Lessor Notes, and the Owner Lessor Parties expressly reserve the right to exercise those rights during the Forbearance Period (it being understood and agreed that, notwithstanding any purchase or assumption of the Lessor Notes by the Owner Lessor Parties, the Owner Lessor Parties shall continue to be subject to the terms of this Agreement (including their agreement to forbear during the Forbearance Period) in all capacities (including, for the avoidance of doubt, their capacity as Owner Lessor Parties and as a holders of the Lessor Notes, if applicable)); and

(c)                                  except as expressly provided in this Agreement, each of the Parties agrees to forbear from taking (directly or indirectly), and (to the extent applicable) from directing the Pass Through Trustee (and directing, directly or indirectly, any Lease Indenture Trustee) to take, any action in either of the Debtors’ Cases or other legal proceeding (and all Parties’ rights with respect to such matters are fully preserved) with respect to (i) the relative rights and obligations of each of the Parties under the Operative Documents including, without limitation, actions with respect to (A) the applicability of any Bankruptcy Code provision (including, without limitation, Bankruptcy Code sections 365(d) and 502(b)(6)) to any of the Operative Documents, (B) the characterization of any Operative Document as a true lease, a financing lease, a secured financing, or any other characterization, (C) the characterization of the Facilities as real property or personal property, (D) the characterization of any payments or allocations of payments under any Operative Document, (E) the relative rights of the Lease Indenture Trustees and the Owner Lessor Parties with respect to amounts owing under any Operative Document, (F) the validity and enforceability (and, where applicable, perfection and priority) of any Operative Document, the liens and security interests granted, and assignments of rights effected, pursuant to the Operative Documents and related documents, and obligations arising under the Operative Documents, or (G) the value of the Facilities, the Facility Sites, or any related rights or assets; and (ii) any other affirmative relief against any of the other Parties;

provided, however, that nothing in this Section 1 shall prohibit or in any way limit any Party’s right to respond in full to, and to otherwise protect fully its rights with regard to, and pleading or assertion made or other action taken, whether in the Debtors’ Cases or otherwise, by any person that is not a Party to this Agreement. Each of the Parties acknowledges and agrees that, notwithstanding the foregoing: (u) except as expressly set forth in this Agreement, (i) the Signing Lease Debt Holders reserve the right to enforce, and to direct the Pass Through Trustee and (directly or indirectly) the Lease Indenture Trustees to enforce, each and every term of the Operative Documents and (ii) the Owner Lessor Parties and the Debtors reserve the right to enforce each and every term of the Operative Documents; (v) the Signing Lease Debt Holders are under no duty or obligation of any kind or any nature to grant the Debtors or the Owner Lessor Parties any additional period of forbearance beyond the Forbearance Period; (x) except for the limited forbearance set forth herein or as otherwise expressly provided in this Agreement, each of the Parties’ actions in entering into this Agreement shall not be construed as a waiver or relinquishment of, or estoppel to assert, any rights or remedies of such Parties’ under any of the Operative Documents, applicable law or in equity; (y) each of the Parties’ actions in entering into this Agreement are without prejudice to such Parties’ rights and or remedies to pursue any and all remedies under the Operative Documents, pursuant to applicable law, or in equity available to them in their sole discretion upon the termination (whether upon expiration or otherwise) of the Forbearance Period; and (z) but for this Agreement, and except as limited by the Bankruptcy Code, the commencement of the Debtors’ Cases, and subject to the terms of the Operative Documents, the Signing Lease Debt Holders and Owner Lessor Parties would be entitled to exercise, or, in the case of the Signing Lease Debt Holders, to direct the Pass Through Trustee and Lease Indenture Trustees to exercise, their rights and remedies under the Operative Documents and applicable law in respect of, among other things, the commencement of the Debtors’ Cases. For the avoidance of doubt, nothing in this Section 1 shall prohibit or in any way limit any Party’s rights and obligations under this Agreement.

2.                                                                                      Covenants.

In consideration of the Parties’ agreement to forbear as set forth in Section 1 hereof, the Parties agree as follows:

(a)                                 On the date that is sixty (60) days after the commencement of the Debtors’ Cases (or, if such date is not a Business Day, the first (1st) Business Day thereafter), MWG shall pay to the Lease Indenture Trustees, in accordance with the provisions of the Facility Leases, the ratable portion of the Basic Lease Rent due under the Facility Leases on January 2, 2013, which is attributable to the period after the commencement of the Debtors’ Cases (the “Initial Payment”). The Initial Payment will be distributed in accordance with the provisions of the Lease Indentures. All Parties’ rights with regard to the appropriate characterization of the Initial Payment are fully preserved.

(b)                                 Except as provided herein, the Parties agree (and the Bankruptcy Court order entered in the Debtors’ Cases approving this Agreement (the “Approval Order”) shall provide) that, solely during the Forbearance Period, notwithstanding that the Lessor Notes have not been accelerated, the Lessor Notes shall be deemed to accrue, from the commencement of the Debtors’ Cases, interest for all purposes under the Operative Documents at the Overdue Rate, calculated based on the entire amount of principal and accrued but unpaid interest outstanding under the Lessor Notes as of the commencement of the Debtors’ Cases, in all cases as though the Lessor Notes had been declared due and payable as of the commencement of the Debtors’ Cases (such interest accruing during the Forbearance Period, the “Overdue Interest Amount”).  For the avoidance of doubt, nothing in this Section 2(b) shall affect any determination regarding the applicability of, or allowance of postpetition interest against the Debtors under, section 506(b) of the Bankruptcy Code.  Each Owner Lessor Party agrees that, to the extent it receives any amounts from the Debtors or the Lease Indenture Trustees or from proceeds of the Indenture Estates (other than with respect to Excepted Payments and payments to which the Owner Lessor Parties are entitled under this Agreement), to the extent the Special Default Interest Amount (as defined below) has not been paid, it will hold such amounts in trust and will promptly turn over such amounts to the Pass Through Trustee (and the Pass Through Trustee shall be entitled to retain for the benefit of, and distribute to, Lease Debt holders) but only to the extent such amounts are necessary to pay the Special Default Interest Amount.  Notwithstanding the foregoing, in the event the Debtors assume and cure all defaults required to be cured pursuant to section 365(b) of the Bankruptcy Code under a Facility Lease and related EME Guarantee during the Forbearance Period, the Parties agree that this Section 2(b) shall apply only to the period prior to the effective date of such assumption and cure.  “Special Default Interest Amount” means the portion of the Overdue Interest Amount attributable to the application of the Overdue Rate less the Applicable Rate.

(c)                                  The Parties agree that the 180-day period described in section 4.4(a) of each Lease Indenture shall be deemed to have commenced as of the commencement of the Debtors’ Cases, and each of the Parties shall be precluded from taking any contrary position in any proceeding in which the application of that period is at issue; provided, however, that nothing in this Agreement shall be deemed an admission by any Party or a determination regarding the applicability of such 180-day period to any Lease Indenture Trustee’s right to exercise remedies under section 4.4(a) of the Lease Indentures or otherwise subject to the terms of the Operative Documents.

(d)                                 During the Forbearance Period, the Debtors and the Owner Lessor Parties shall work diligently and in good faith, and shall, on or before the twenty-fifth (25th) day following the Effective Date and thereafter as requested, meet in person with the Signing Lease Debt Holders and/or their Professional Advisors to negotiate in good faith regarding the treatment of the Operative Documents in the Debtors’ Cases and (unless the

Facility Leases and EME Guarantees are assumed by the Debtors prior to termination of the Forbearance Period) a chapter 11 plan for MWG or other resolution of its chapter 11 case.

(e)                                  The Debtors shall pay, within fifteen (15) days following receipt of a customary summary invoice therefore (which may be redacted to protect privileged or confidential information), (i) all of the reasonable and documented fees and costs incurred by Cadwalader, Wickersham & Taft LLP (“Cadwalader”) and Shaw Fishman Glantz & Towbin LLC, as Illinois local counsel to the Signing Lease Debt Holders (together with Cadwalader, “Lease Debt Counsel”), (x) prior to the Effective Date and (y) during the Forbearance Period, (ii) a reasonable monthly fee during the Forbearance Period to Lazard LLC, as financial advisor to the Signing Lease Debt Holders (“Lease Debt FA”), (iii) all of the reasonable and documented fees and costs incurred by Jenner & Block LLP, counsel to Nesbitt Asset Recovery Series J-1, Nesbitt Asset Recovery Series P-1, Nesbitt Asset Recovery LLC, Series J-1, Nesbitt Asset Recovery Series P-1, and Nesbitt Asset Recovery LLC (“Jenner”), (x) prior to the Effective Date and (y) during the Forbearance Period, (iv) all of the reasonable and documented fees and costs incurred by Milbank, Tweed, Hadley & McCloy, LLP, counsel to Joliet Trust II, Powerton Trust II, Joliet Generation II, Powerton Generation II, and Associates Capital Investments, L.L.C., (“Milbank”) and one local Illinois counsel notified to the Debtors by Milbank (“IL Counsel”), (x) prior to the Effective Date and (y) during the Forbearance Period, (v) all of the reasonable and documented fees and costs (including reasonable fees and costs of counsel) incurred by U.S. Bank National Association, as owner trustee of Nesbitt Asset Recovery Series J-1, Nesbitt Asset Recovery Series P-1, Nesbitt Asset Recovery LLC, Series J-1 and Nesbitt Asset Recovery Series P-1, (“U.S. Bank”), (x) prior to the Effective Date and (y) during the Forbearance Period, (vi) all of the reasonable and documented fees and costs (including reasonable fees and costs of counsel) incurred by Wilmington Trust Company, as owner trustee of Joliet Trust II and Powerton Trust II, (“WTC”), (x) prior to the Effective Date and (y) during the Forbearance Period and (vii) a reasonable monthly fee during the Forbearance Period to financial advisors to the Owner Lessor Parties (“Lease Equity FA”) (Lease Debt Counsel, Jenner, Milbank, IL Counsel, U.S. Bank, WTC, Lease Debt FA and Lease Equity FA, together, the “Professional Advisors”), in each case, in connection with the negotiation, drafting and execution of this Agreement, implementation of this Agreement, the Debtors’ Cases and any negotiations or discussions regarding the Operative Documents. The Debtors shall receive customary summary monthly statements from each Professional Advisor (which statements may be redacted to protect privileged or confidential information), which statements shall set forth such Professional Advisor’s accrued fees and costs for the preceding month.

3.                                                                                      Termination of Forbearance.

Notwithstanding any other term of this Agreement, this Agreement shall terminate upon the earlier to occur of (1) the date that is sixty (60) days after the commencement of the Debtors’ Cases, and (2) five (5) Business Days after receipt by each of the other Parties of written notice executed by Signing Lease Debt Holders holding not less than a majority of the Lease Debt currently outstanding (and the Approval Order shall provide that giving such notice and terminating this Agreement is permissible and is not a violation of the automatic stay imposed by section 362 of the Bankruptcy Code) following any of the following (each, a “Termination Event”):

(a)                                 either Debtor or any Owner Lessor Party fails to timely observe or perform any provision contained in Section 1 hereof or any covenant contained in Section 2 hereof; or

(b)                                 the Approval Order (i) has not been entered within fifteen (15) days after the commencement of the Debtors’ Cases, (ii) as entered is not in form and substance acceptable to the Signing Lease Debt Holders, or (iii) has been reversed, vacated, or overturned, or amended or modified in any material respect without the prior written consent of the Signing Lease Debt Holders.

Notwithstanding any other term of this Agreement, this Agreement shall terminate five (5) Business Days after receipt by each of the other Parties of written notice executed by the Debtors that they are terminating this Agreement as a result of the then-current aggregate principal amount of Lease Debt held by, or in funds managed by, Signing Lease Debt Holders being less than sixty percent (60%) of the aggregate principal amount of Lease Debt then outstanding.

The provisions of Section 2(a), Section 2(b), Section 2(c), Section 2(e) and Section 6 shall survive termination of this Agreement.

4.                                                                                      Effectiveness.

This Agreement shall become effective (the “Effective Date”) immediately upon its execution and delivery by each of the Debtors, the Owner Lessor Parties, and Signing Lease Debt Holders holding not less than a majority of the outstanding Lease Debt.

5.                                                                                      Further Assurances.

The Debtors and the Owner Lessor Parties hereby agree that, during the Forbearance Period, they shall, promptly upon the reasonable request of the Signing Lease Debt Holders, at the Debtors’ or Owner Lessor Parties’ (as applicable) cost and expense, take all commercially reasonable actions to ensure that the security interests in the Indenture Estates are protected or perfected, including by filing or the executing documents required for the perfection of such interests in the Indenture Estates.

6.                                                                                      Only Written Agreements; No Waivers.

No settlement, agreement, or understanding (a) entered into with respect to the Operative Documents or (b) purporting to amend, modify, or qualify the Operative Documents or to waive any rights or obligations set forth therein shall constitute a legally binding agreement or contract, or have any force or effect whatsoever, unless and until reduced to an original writing signed by authorized representatives of the relevant parties. Each of the Parties hereto acknowledges and agrees that, by executing this Agreement, it is precluded from claiming that (except as expressly provided in this Agreement) any modification or amendment of the

Operative Documents, oral, express, implied, or otherwise, can be effected during any discussions except by a signed writing in accordance with the terms of the Operative Documents.

7.                                                                                      Notices.

All notices and other communications in connection with this Agreement shall be in writing and shall be deemed to have been given if delivered personally, sent by e-mail or electronic facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the Parties at the following addresses (or at such other address for any Party as may be specified by like notice):

If to the Debtors:

Edison Mission Energy3 MacArthur Place, Suite 100

Santa Ana, California 92707Attention:

Maria Rigatti

Phone:          714.513.8141

Email:            mrigatti@edisonmission.com

and

Daniel McDevitt

Phone:          (714) 513-8138 (Voice California)

Phone:          (312) 583-6117 (Voice Chicago)

Fax:                       (312) 788-5286

Email:            dmcdevitt@mwgen.com

with a copy to:	Kirkland & Ellis LLP Attn: David Seligman & Joshua Sussberg 300 North LaSalle Chicago, IL 60654 Tel: (312) 862-2463 Fax: (312) 862-2200 Email: david.seligman@kirkland.com joshua.sussberg@kirkland.com

If to the Signing Lease Certificate Holders:	Cadwalader, Wickersham & Taft LLP Attn: George Davis & Josh Brant 1 World Financial Center New York, NY 10281 Tel: (212) 504-6797 Fax: (212) 504-6666 Email: george.davis@cwt.com josh.brant@cwt.com

If to Nesbitt Asset Recovery Series J-1 or Nesbitt Asset	Nesbitt Asset Recovery Series J-1 Nesbitt Asset Recovery Series P-1

Recovery Series P-1:

c/o U.S. Bank National Association, as Owner Trustee

U.S. Bank Corporate Trust Services

300 Delaware Avenue, 9th Floor Mail Code: EX-DE-WDAW

Wilmington, DE 19801

Attn:                    Mildred Smith

Tel:                           (302) 576-3703

Email:            milly.smith@usbank.com

With a copy to:

Jenner & Block LLP

Attn: Daniel R. Murray & Melissa M. Hinds

353 N. Clark Street

Chicago, IL 60654

Tel:                           (312) 222-3500

Fax:                       (312) 527-0484

Email:            dmurray@jenner.com

mhinds@jenner.com

If to Joliet Trust II or Powerton Trust II:

Joliet Trust II

Powerton Trust II

c/o Wilmington Trust Company, as Owner Trustee

Rodney Square North

1100 North Market Street

Wilmington, DE 19890-0001

Attn:                    Corporate Trust Administration, Robert Hines

Tel:                           (302) 636-6197 |

Fax:                       (302) 636-4140

Email:          rhines@wilmingtontrust.com

With a copy to:

Michael F. Collins

Richards, Layton & Finger, P.A.

One Rodney Square

920 North King Street

Wilmington, DE 19801

Tel:                           (302) 651-7502

Fax:                       (302) 498-7502

Email:            MFCollins@rlf.com

If to Nesbitt Asset Recovery Series LLC, J-1 or Nesbitt	Nesbitt Asset Recovery Series LLC, J-1 Nesbitt Asset Recovery Series LLC, P-1

Asset Recovery Series LLC, P-1:

c/o U.S. Bank National Association, as Owner Trustee

U.S. Bank Corporate Trust Services

300 Delaware Avenue, 9th Floor Mail Code: EX-DE-WDAW

Wilmington, DE 19801

Attn:                    Mildred Smith

Tel:                           (302) 576-3703

Email:            milly.smith@usbank.com

With a copy to:

Jenner & Block LLP

Attn: Daniel R. Murray & Melissa M. Hinds

353 N. Clark Street

Chicago, IL 60654

Tel:                           (312) 222-3500

Fax:                       (312) 527-0484

Email:            dmurray@jenner.com

mhinds@jenner.com

If to Joliet Generation II, LLC or Powerton Generation II, LLC:

Joliet Generation II, LLC

Powerton Generation II, LLC

c/o Associates Capital Investments, L.L.C.

c/o Citigroup Global Markets Inc.

Attn: Sugam Mehta & Brian Whalen

388 Greenwich Street, 21st Floor

New York, New York 10013

Tel:                           (212) 816-1620

Fax:                       To be advised

Email:            Sugam.mehta@citi.com

Brian.whalen@citi.com

With a copy to:

Milbank, Tweed, Hadley & McCloy LLP

Attn: William Bice & Tyson Lomazow

1 Chase Manhattan Plaza

New York, NY 10005

Tel:                           (212) 530-5000

Fax:                       (212) 530-5219

Email:            wbice@milbank.com

tlomazow@milbank.com

8.                                                                                      Miscellaneous.

The provisions of this Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and assigns, and shall be governed by the laws of the State of New York and, to the extent applicable, the Bankruptcy Code. The parties acknowledge and agree that the Bankruptcy Court shall have the power and authority to enforce, construe and interpret this Agreement. The terms of this Agreement may not be changed, waived, discharged, or terminated orally, but only by an instrument or instruments in writing, signed by the Party sought to be bound. This Agreement may be executed in one or more counterparts, each of which shall constitute an original. Each party executing this agreement represents and warrants that it has the authority to do so (subject only, with respect to the Debtors, approval of the Bankruptcy Court) and that the person signing on behalf of each Party has been authorized to do so.

This Agreement shall in no way be construed to limit or preclude in any manner the right of any Signing Lease Debt Holder or any of its affiliates to acquire any additional right, title or interest in respect of any Lease Debt or other claims against the Debtors, or to sell, transfer, assign, pledge, convey, hypothecate, grant a participation interest in, or otherwise dispose of, directly or indirectly, all or any portion of its right, title or interest in respect of any Lease Debt or other claims against the Debtors. In no event shall this Agreement impose on any Signing Lease Debt Holder or any of its affiliates any obligation to disclose the price for which it has acquired or disposed of any right, title or interest in respect of any Lease Debt or any other claims against the Debtors. On a weekly basis, by the Wednesday of each week, Cadwalader will solicit updates of holdings information from each of the Signing Lease Debt Holders and will provide a report to the Debtors setting forth the then-current aggregate principal amount of Lease Debt held by, or in funds managed by, Signing Lease Debt Holders. Cadwalader also will inform the Debtors promptly if, at any time, it has actual knowledge that the then-current aggregate principal amount of Lease Debt held by, or in funds managed by, Signing Lease Debt Holders is less than sixty percent (60%) of the aggregate principal amount of Lease Debt then outstanding. The Debtors agree that, except to the extent required by applicable law or regulation, they shall not disclose the identity of any Signing Lease Debt Holder without such person’s prior written consent.

This Agreement shall in no way be construed to limit or preclude in any manner any right of the Owner Lessor Parties to purchase or assume the Lessor Notes pursuant to Sections 2.10 or 2.12 of the Lease Indentures.

Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties that (a) this document is executed and delivered by (i) Wilmington Trust Company, not individually or personally, but solely as Owner Trustee of Joliet Trust II and Powerton Trust II, and (ii) U.S. Bank National Association, not in its individual capacity, but solely as Owner Trustee of Nesbitt Asset Recovery Series J-1, Nesbitt Asset Recovery Series P-1, Nesbitt Asset Recovery LLC, Series J-1 and Nesbitt Asset Recovery Series P-1, in the exercise of the powers and authority conferred and vested in them, (b) each of the representations, undertakings and agreements herein made on the part of the Owner Lessors is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company or U.S. Bank National Association, but is made and intended for the purpose for binding only the Owner Lessors, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company or U.S. Bank National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (d) under no circumstances shall Wilmington Trust Company or U.S. Bank National Association be personally liable for the payment of any indebtedness or expenses of the Owner Lessors or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Owner Lessors under this Agreement or any other related documents.

[The remainder of this page has been intentionally left blank]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first above written.

EDISON MISSION ENERGY

By:	/s/ Maria Rigatti
Name: Maria Rigatti
Title: SVP, CFO

MIDWEST GENERATION, LLC

By:	/s/ Maria Rigatti
Name: Maria Rigatti
Title:

NESBITT ASSET RECOVERY LLC

By:	/s/ Scott Jennings
Name: Scott Jennings
Title: President

NESBITT ASSET RECOVERY SERIES J-1 (f/k/a JOLIET TRUST I)

By:	U.S. Bank National Association as successor trustee to Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:	/s/ Mildred F. Smith
Name: MILDRED F. SMITH
Title: VICE PRESIDENT

NESBITT ASSET RECOVERY SERIES P-1 (f/k/a POWERTON TRUST I)

By:	U.S. Bank National Association as successor trustee to Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:	/s/ Mildred F. Smith
Name: MILDRED F. SMITH
Title: VICE PRESIDENT

NESBITT ASSET RECOVERY LLC, SERIES J-1 (as successor to JOLIET GENERATION I, LLC)

By:	U.S. Bank National Association as successor trustee to Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:	/s/ Mildred F. Smith
Name: MILDRED F. SMITH
Title: VICE PRESIDENT

NESBITT ASSET RECOVERY LLC, SERIES P-1 (as successor to POWERTON GENERATION I, LLC)

By:	U.S. Bank National Association as successor trustee to Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:	/s/ Mildred F. Smith
Name: MILDRED F. SMITH
Title: VICE PRESIDENT

ASSOCIATES CAPITAL INVESTMENTS, L.L.C.

as Equity Investor

By:	/s/ Brian J. Whalen
Name: Brian J. Whalen
Title: Vice President

POWERTON TRUST II

as Owner Lessor

By: Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:	/s/ Robert P. Hines, Jr.
Name: Robert P. Hines, Jr.
Title: Assistant Vice President

JOLIET TRUST II

as Owner Lessor

By: Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:	/s/ Robert P. Hines, Jr.
Name: Robert P. Hines, Jr.
Title: Assistant Vice President

JOLIET GENERATION II, LLC

as Owner Participant

By:	/s/ Brian J. Whalen
Name: Brian J. Whalen
Title: Vice President

POWERTON GENERATION II, LLC

as Owner Participant

By:	/s/ Brian J. Whalen
Name: Brian J. Whalen
Title: Vice President

[SIGNING LEASE DEBT HOLDERS]

By:
Name:
Title: